Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Adama Technologies Corporation
Hod Hasharon, Israel 45350

November 30 2011

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2011 relating to the financial statements of Adama Technologies Corporation as of December 31, 2010 and 2009 for the years then ended.

/s/ Weinberg & Baer LLC
Weinberg & Baer LLC
Baltimore, Maryland